RETAILING FUND

SCHEDULE OF INVESTMENTS (Unaudited)

December 31, 2007

Market

Market

Shares

Value

Shares

Value

COMMON STOCKS 99.3%

Family Dollar Stores, Inc.†

2,113 $

40,633

Wal-Mart Stores, Inc.

8,695 $

413,273

Dick's Sporting Goods, Inc.*

1,459

40,502

CVS Corp.

5,644

224,349

Foot Locker, Inc.

2,918

39,860

Amazon.com, Inc.*†

1,911

177,035

RadioShack Corp.†

2,349

39,604

Walgreen Co.

4,621

175,968

Longs Drug Stores Corp.

787

36,989

Home Depot, Inc.

6,482

174,625

Dollar Tree Stores, Inc.*

1,379

35,744

Costco Wholesale Corp.

2,416

168,540

Penske Auto Group, Inc.

1,961

34,239

Target Corp.

3,291

164,550

Rite Aid Corp.*†

12,215

34,080

Best Buy Co., Inc.†

2,833

149,157

AnnTaylor Stores Corp.*

1,234

31,541

Lowe's Cos., Inc.†

6,550

148,161

Dillard's, Inc. — Class A†

1,678

31,513

The Gap, Inc.†

5,944

126,488

Bebe Stores, Inc.

2,330

29,964

Staples, Inc.

5,140

118,580

Tractor Supply Co.*

823

29,579

TJX Cos., Inc.

3,552

102,049

Chico's FAS, Inc.*†

3,140

28,354

Kohl's Corp.*

2,102

96,272

OfficeMax, Inc.†

1,372

28,346

Liberty Media Corp -

Collective Brands, Inc.*

1,620

28,172

Interactive*

5,015

95,686

Big Lots, Inc.*†

1,698

27,151

GameStop Corp. — Class A*

1,509

93,724

Rent-A-Center, Inc.*†

1,788

25,962

Sears Holdings Corp.*†

901

91,947

Men's Wearhouse, Inc.†

951

25,658

Macy's, Inc.

3,275

84,724

Blue Nile, Inc.*†

358

24,365

Expedia, Inc.*

2,605

82,370

GSI Commerce, Inc.*†

1,199

23,381

AutoZone, Inc.*

663

79,500

Cabela's, Inc. — Class A*†

1,549

23,343

Genuine Parts Co.†

1,690

78,247

Zale Corp.*

1,281

20,573

Nordstrom, Inc.†

2,049

75,260

Zumiez, Inc.*†

714

17,393

Sherwin-Williams Co.

1,286

74,639

Circuit City Stores, Inc.†

3,929

________

16,502

Abercrombie & Fitch Co. —

Total Common Stocks

Class A

928

74,212

(Cost $3,352,296)

________

5,109,639

Bed Bath & Beyond, Inc.*

2,508

73,710

Face

IAC/ InterActiveCorp*†

2,726

73,384

Amount

J.C. Penney Co., Inc.

1,666

73,287

REPURCHASE AGREEMENTS 0.6%

Limited Brands, Inc.†

3,761

71,196

Collateralized by U.S. Treasury

Priceline.com, Inc.*†

584

67,078

Obligations

Tiffany & Co.†

1,428

65,731

Lehman Brothers Holdings,

Urban Outfitters, Inc.*†

2,398

65,370

Inc. issued 12/31/07 at 1.00%

Advance Auto Parts, Inc.

1,567

59,530

due 01/02/08

$

30,602

30,602

CarMax, Inc.*†

2,890

57,078

________

American Eagle Outfitters, Inc.

2,698

56,037

Total Repurchase Agreements

Saks, Inc.*†

2,629

54,578

(Cost $30,602)

________

30,602

O'Reilly Automotive, Inc.*

1,669

54,126

SECURITIES LENDING COLLATERAL 19.9%

Ross Stores, Inc.

2,062

52,725

Investment in Securities Lending Short

LKQ Corp.*

2,468

51,877

Term

J. Crew Group, Inc.*†

1,076

51,874

Investment Portfolio Held

Aeropostale, Inc.*†

1,817

48,151

by U.S. Bank

1,022,331

________

1,022,331

AutoNation, Inc.*†

3,047

47,716

Total Securities Lending Collateral

Guess?, Inc.

1,217

46,112

(Cost $1,022,331)

______

1,022,331

Office Depot, Inc.*

3,267

45,444

Total Investments 119.8%

Petsmart, Inc.†

1,873

44,072

(Cost $4,405,229)

$

________

6,162,572

Williams-Sonoma, Inc.†

1,661

43,020

Netflix, Inc.*†

1,571

41,820

Liabilities in Excess of Other

BJ's Wholesale Club, Inc.*

1,226

41,476

Assets – (19.8)%

$

________

(1,018,138)

Barnes & Noble, Inc.†

1,203

41,443

Net Assets – 100.0%

$

5,144,434

*

Non-Income Producing Security.

†

All or a portion of this security is on loan at December 31, 2007.

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